UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2006

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction	Commission	(I.R.S. Employer
of Incorporation or	File number	Identification Number)
Organization)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement

Management Incentive Program

On December 13, 2006 the Compensation Committee approved and adopted the Management Incentive Program (sometimes herein referred to as the “MIP”), subject to the approval of the stockholders at the 2007 stockholders meeting.

The MIP provides for the grant of cash based awards to participants subject to the achievement of one or more objective performance goals.  The MIP is substantially similar to management incentive plans that have been in effect at the Company for several years.

The purpose of the Management Incentive Program is to motivate and reward the performance of our senior management by providing annual incentive compensation based on the achievement of objective performance criteria established by the Compensation Committee.  Executive officers of the Company and other key employees of the Company and its affiliates with the title “manager” or above are eligible to participate in the Management Incentive Program.

Awards under the Management Incentive Program are made for each fiscal year and consist of cash amounts payable following the achievement during that fiscal year of specified, objective performance goals.  Within the first 90 days of the beginning of the fiscal year, the Compensation Committee will establish the performance goal(s) and the amounts payable upon the achievement of the performance goal(s).  All award amounts payable under the Management Incentive Program will be paid within two and one-half months following the completion of the applicable fiscal year, after the Compensation Committee has certified that the applicable performance goals have been achieved.  The maximum award amount payable under the MIP to any participant with respect to any one fiscal year is $1,500,000.

All four of the Company’s current named executive officers have been designated by the Compensation Committee to participate in the Management Incentive Program for fiscal year 2007.  The Compensation Committee has established a performance target for annual incentive awards for fiscal year 2007 based upon “Adjusted EBITDA” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of the following items: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; and (iii) stock-based compensation expense.  Subject to the attainment of the specified performance goals and each named executive officer’s continued employment through the end of the 2007 fiscal year, our named executive officers will be eligible for payments for fiscal year 2007 of up to 100% of their respective base salaries (with payment at target levels of performance equal to 50% of their respective base salaries).

Because payouts under the program depend on future corporate performance, the actual amounts we will pay under the program for fiscal year 2007 (or future years) are not yet determinable.  The Management Incentive Program is attached as Exhibit 10.1 hereto.

Item 9.01.              Financial Statements and Exhibits

Exhibit No.	Description

10.1	Management Incentive Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 19, 2006	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President – Chief Financial Officer